Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-232523, 333-225603), S-3 (No. 333-232588, 333-228482, 333-227596) and S-8 (No. 333-223780) of Chicken Soup for the Soul Entertainment, Inc. of our report dated July 30, 2019 relating to the financial statements of Crackle U.S. (a business of Sony Pictures Entertainment), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA

July 30, 2019